UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Ocean Bio-Chem, Inc.

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OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue

Fort Lauderdale, Florida 33314

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. will be held on Friday, May 19, 2017 at 10:00 a.m., Eastern Daylight Time, at our corporate offices located at 4041 S. W. 47th Avenue, Fort Lauderdale, Florida 33314 for the following purposes:

1.	To elect eight directors to serve until the annual meeting of shareholders in 2018 or until their respective successors have been duly elected and qualified;

2.	To vote on a proposal to ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for 2017;

3.	To vote, on an advisory basis, on a proposal to approve the compensation of our named executive officers; and

4.	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 27, 2017 are entitled to notice of and to vote at the Annual Meeting or any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, we encourage you to complete and return your proxy card or voting instruction form at your earliest convenience.

By Order of the Board of Directors

Peter G. Dornau
Chairman and Chief Executive Officer

Fort Lauderdale, Florida

April 21, 2017

Important Notice Regarding Availability of Proxy Materials for the Annual Meeting to be held on May 19, 2017:

The Proxy Statement and the 2017 Annual Report to Shareholders are available at http://materials.proxyvote.com/674631.

OCEAN BIO-CHEM, INC.

4041 S. W. 47th Avenue

Fort Lauderdale, Florida 33314

PROXY STATEMENT

General

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Ocean Bio-Chem, Inc. of proxies to be voted at our Annual Meeting of Shareholders and at any postponement or adjournment of the meeting. Our Annual Meeting will be held at 10 a.m., Eastern Daylight Time, on May 19, 2017, at our corporate offices located at 4041 S.W. 47th Avenue, Ft. Lauderdale, Florida 33314.

Our proxy materials are being made available to our shareholders beginning on or about April 21, 2017.

Outstanding Securities and Voting Rights

Only holders of record of our common stock at the close of business on March 27, 2017, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On the record date, 9,146,937 shares of our common stock were outstanding.

Each holder of record of our common stock as of the record date is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors are elected by a plurality of votes cast. For purposes of the vote at the Annual Meeting, this means that the eight nominees with the highest number of votes will be elected. Under Florida law, action on a matter other than the election of directors generally is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Therefore, abstentions, although counted for purposes of determining whether there is a quorum, will have no effect on the vote. In addition, where brokers are prohibited from exercising discretionary authority in voting on a matter because beneficial owners have not provided voting instructions (commonly referred to as “broker non-votes”), the broker-non votes will have no effect on the vote. However, if shares are deemed represented for any purpose at the meeting (for example, with respect to a matter for which a broker is permitted to exercise discretionary voting authority), the shares will be counted for purposes of determining whether there is a quorum at the meeting.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted FOR the election of each of the eight nominees for election as director named in this proxy statement, FOR ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for 2017, and FOR approval, on an advisory basis, of the compensation of our named executive officers. You may revoke your proxy at any time prior to its use by delivering or mailing to our Corporate Secretary at the address listed above a signed notice of revocation or a later-dated signed proxy, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

Solicitation of proxies on behalf of the Board of Directors may be made by our employees through the mail, in person or by telephone. We will pay all costs of the solicitation. We also will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

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PROPOSAL 1. ELECTION OF DIRECTORS

Nominees for Election and Executive Officers

At the annual meeting, eight directors are to be elected for a one-year term expiring at our 2018 annual meeting or until their successors have been duly elected and qualified. Four of our directors also are our executive officers.

The Board of Directors believes that the nominees will be able to serve as directors, if elected. If any nominee is unable to serve, proxies will be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Set forth below is certain information concerning the nominees for election as directors:

Name	Position With the Company	Age

Peter G. Dornau	Chairman of the Board, President and Chief Executive Officer	77
Jeffrey S. Barocas	Vice President – Finance, Chief Financial Officer and Director	69
Gregor M. Dornau	Vice President - Sales & Marketing and Director	48
William W. Dudman	Vice President - Operations, Secretary and Director	52
Diana Mazuelos Conard	Director	46
James M. Kolisch	Director	66
Kimberly A. Krause	Director	47
John B. Turner	Director	70

Peter G. Dornau is our co-founder and has served as our Chairman of the Board, President and Chief Executive Officer since 1973.

Jeffrey S. Barocas joined our company in December 2006 and has been our Vice President-Finance and Chief Financial Officer since March 2007. Prior to joining Ocean Bio-Chem, Inc., he was Chief Financial Officer of Quality Communications of Florida. He has been a director since August 2007.

Gregor M. Dornau has been our Vice President - Sales & Marketing since August 2007. He has been employed by us since 1990 and has been a director since August 2007. He is the son of Peter G. Dornau.

William W. Dudman joined our company in April 2004 as our Vice President - Operations and Secretary. Prior to joining Ocean Bio-Chem, Inc., he held various management positions within the marine products industry, most recently with West Marine, Inc., from May 1999 to April 2004. He has been a director since August 2007.

Diana Mazuelos Conard has been a director since April 2011. Ms. Conard has served in several capacities for Franklin Templeton Investments since 2009, including Director of Multi-Asset Solutions since July 2013, Director of Global Strategic Services from 2009 to 2013 and Vice President - Client Relationship Manager from 2005 to 2009. Ms. Conard serves as Chairperson of the Audit Committee and serves on the Equity Grant Committee.

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James M. Kolisch has been a director since May 1998. Mr. Kolisch serves as Regional Executive Vice President of USI Insurance Services LLC., which sources most of our insurance needs, and its predecessor company for approximately 30 years.

Kimberly A. Krause has been a director since July 2016. Ms. Krause has served as First Vice President for SunTrust Bank Inc.’s Foundations and Endowments Specialty Practice since 2011. In that capacity, she is responsible for day-to-day portfolio monitoring, investment policy development and review, and strategic consulting for public and private non-profit organizations. Previously, she served as Vice President and Institutional Relationship Manager for Franklin Templeton Institutional, where she was responsible for servicing large endowments and foundations, as well as public and corporate defined benefit and defined contribution plans. Ms. Krause is a Chartered Financial Analyst. Ms. Krause serves on the Audit Committee and the Equity Grant Committee. Ms. Krause was initially recommended for election to the Board of Directors by a non-management director.

John B. Turner has been a director since June 2000. He is currently retired. Prior to his retirement in March 1995, he was an insurance executive with Prudential Insurance Corp. for over 25 years. Mr. Turner serves as Chairperson of the Equity Grant Committee and serves on the Audit Committee.

Messrs. Peter Dornau, Gregor Dornau, Barocas and Dudman are executive officers of our company and have intimate knowledge of, and provide valuable perspectives to the entire Board regarding, our sales, marketing, operations and finance. Ms. Conard's background as an executive with Franklin Templeton Investments and Ms. Krause’s experience in portfolio administration for public and private non-profit organizations enables each of them to provide valuable insights to both the Board and the Audit Committee on financial matters. Mr. Kolisch's experience assisting our company in locating appropriate insurance coverage enables him to provide insights regarding risk management of our assets and operations. Mr. Turner's insurance and business experience enables him also to contribute meaningfully to the Board's risk assessments.

All directors serve until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each executive officer serves at the discretion of the Board of Directors.

The Board of Directors unanimously recommends a vote FOR each of its nominees.

CORPORATE GOVERNANCE

Board Independence

The Board of Directors has determined that each of Diana Mazuelos Conard, Kimberly A. Krause and John B. Turner is an independent director within the meaning of the rules of The Nasdaq Stock Market, which we refer to as “Nasdaq.” In addition, the Board has determined that each of the members of the Audit Committee is also independent within the meaning of Nasdaq rules, including additional independence requirements relating to audit committee members. Because Peter G. Dornau, our President and Chief Executive Officer, directly and indirectly beneficially owns a majority of our shares, we qualify as a “controlled company” under Nasdaq rules and, accordingly, we are exempt from requirements to have a majority of independent directors; to have compensation of executive officers determined or recommended to the Board of Directors by a majority of the independent directors or by a compensation committee consisting solely of independent directors; or to have director nominees selected by or recommended to the Board of Directors by a majority of the independent directors or by a nominations committee comprised solely of independent directors.

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In light of these exemptions, and because we believe that, under the circumstances, it is appropriate for Mr. Peter Dornau to participate meaningfully in determinations regarding executive compensation and selection of nominees for election to the Board of Directors, we are of the view that it is appropriate not to have compensation or nominations committees. All directors participate in consideration of executive officer compensation and director nominations, although grants of equity awards are subject to approval of the Equity Grant Committee.

Executive Sessions of Independent Directors

Executive sessions of independent directors are held at least four times a year telephonically, and the directors meet in person when deemed appropriate.

Board Leadership Structure and Risk Oversight

Peter G. Dornau, our Chairman of the Board, also is our Chief Executive Officer. We believe that it is appropriate for Mr. Dornau to serve both as our Chairman of the Board and Chief Executive Officer because, as a co-founder of our company and Chief Executive Officer for over 40 years, he is intimately familiar with our business and most capable of effectively identifying strategic priorities and leading directors’ discussions on important matters relating to our business operations. We do not have a lead independent director.

The Board, principally through the Audit Committee, addresses risk oversight of Ocean Bio-Chem, Inc. through discussion with management concerning risk issues, typically during the course of Audit Committee meetings. We do not believe this process has a material effect on our leadership structure.

Board of Directors and Board Committees

The Board of Directors held one meeting during 2016. All directors attended at least 75 percent of the total number of meetings of the Board and the Board committees of which the director was a member during 2016. The Board encourages directors to attend our annual meeting of shareholders. All of our directors then serving on the Board of Directors attended the 2016 annual meeting.

Audit Committee

The members of the Audit Committee are Ms. Conard (Chairperson), Ms. Krause and Mr. Turner. The Audit Committee assists the Board in fulfilling its oversight responsibility relating to our financial reports and financial reporting process; the independence and performance of our independent auditors; the adequacy of our internal controls; and our compliance with legal and regulatory requirements. The charter of the Audit Committee is available on our website at http://oceanbiochem.com/obci/images/pdf/3406_001.pdf.

The Board of Directors has determined that Ms. Conard is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission (“SEC”) regulations.

The Audit Committee held five meetings during 2016.

Equity Grant Committee

The members of the Equity Grant Committee are Mr. Turner (Chairperson) and Mses. Conard and Krause. The Equity Grant Committee administers our equity compensation plans and authorizes awards under those plans. The Equity Grant Committee did not meet in 2016, but took action by unanimous written consent.

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Director Nominations

Directors are not required to meet any specific or minimum qualifications or diversity criteria to be eligible for nomination. The Board attempts to identify persons who have the requisite experience and expertise to contribute meaningfully to our company.

The Board will consider shareholder recommendations of candidates for nomination to the Board of Directors. Recommendations by shareholders must be in writing, must include the full name of the proposed candidate, a brief description of the proposed candidate's business experience for at least the previous five years, and a representation that the recommending shareholder is a beneficial or record owner of our common stock. Any recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and serve as a director if elected. Recommendations must be delivered to the Board at the following address:

Board of Directors

Ocean Bio-Chem, Inc.

4041 SW 47th Avenue

Fort Lauderdale, Florida 33314

The Board may seek additional information regarding the candidate and the shareholder recommending the candidate. All potential candidates will be considered in the same manner regardless of the source of the recommendation.

Communications with the Board

Shareholders and other interested persons may communicate with the Board of Directors by writing to: Board of Directors, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, Florida 33314. In addition, shareholders and other interested parties may contact the Audit Committee to report complaints about our accounting, internal accounting controls or auditing matters by writing to: Audit Committee, c/o Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, Florida 33314. In the case of communications addressed to the Board of Directors, the Corporate Secretary will send appropriate shareholder communications to the Chairman of the Board, unless the communications relate to accounting, internal accounting controls or auditing matters, in which case they will be referred to the Chairperson of the Audit Committee. In the case of communications addressed to any particular director, the Corporate Secretary will send appropriate shareholder communications to such director. In the case of communications addressed to the Audit Committee, the Corporate Secretary will send appropriate shareholder communications to the Chairperson of the Audit Committee.

You can report your concerns to the Board of Directors, the independent directors or the Audit Committee anonymously or confidentially.

Code of Ethics

We have a Code of Ethics applicable to all of our officers, other employees and directors. The Code of Ethics is available on our website at http://oceanbiochem.com/obci/code-of-ethics.html. We intend to satisfy the disclosure requirements regarding any amendment to, or waiver from, a provision of our Code of Ethics by disclosing such matters in the “About Us” section of our website, http://oceanbiochem.com/obci.

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Compensation of Directors

Each director who is not an employee of the Company receives fees of $1,000 for attendance in person at each meeting of the Board of Directors ($400 for attendance at a Board meeting by telephone), and $400 for attendance at each meeting of a Board committee in person or by telephone. In addition, each non-employee director receives an annual award under our 2015 Equity Compensation Plan of 1,000 shares of our common stock payable, following the annual meeting of shareholders.

The following table provides information regarding compensation for our non-employee directors in 2016. The table does not include amounts for reimbursement of expenses related to attending Board or Board committee meetings. The table also does not include compensation for Messrs. Peter Dornau, Gregor Dornau, Barocas and Dudman, our executive officers, whose compensation is included in the Summary Compensation Table.

DIRECTOR COMPENSATION - 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sonia B. Beard (2)	$1,800	-	-	-	-	-	$1,800
Kimberly A. Krause (3)	$800	-	-	-	-	-	$800
James M Kolisch	$1,400	$2,310	-	-	-	-	$3,710
Diana Mazuelos Conard	$1,800	$2,310	-	-	-	-	$4,110
John B. Turner	$2,600	$2,310	-	-	-	-	$4,910

(1)	At December 31, 2016, the number of shares underlying stock options held by directors and the former director listed in the table were as follows: Ms. Beard, 25,000 shares; Mr. Kolisch, 25,000 shares; and Mr. Turner, 25,000 shares.

(2)	Ms. Beard resigned from the Board of Directors on June 30, 2016.

(3)	Ms. Krause was elected to the Board of Directors on July 1, 2016.

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SUMMARY COMPENSATION TABLE – 2016

The following table sets forth information regarding the compensation for 2016 and 2015 with respect to our Chief Executive Officer, Chief Financial Officer and each of our other executive officers. We sometimes refer to these persons as the "named executive officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Peter G. Dornau	2016	170,886	25,000	64,500	-	-	-	-	260,386
Chief Executive Officer	2015	161,103	30,000	19,313	-	-	-	-	210,416

Gregor M. Dornau	2016	189,568	25,000	32,250	-	-	-	-	246,818
Vice President – Sales & Marketing	2015	188,104	30,000	19,313	-	-	-	-	237,417

Jeffrey S. Barocas	2016	175,154	25,000	32,250	-	-	-	-	232,404
Chief Financial Officer	2015	171,250	30,000	19,313	-	-	-	-	220,563

William Dudman	2016	175,962	25,000	32,250	-	-	-	-	233,212
Vice President - Operations	2015	171,557	30,000	19,313	-	-	-	-	220,870

(1)	The amounts shown in this column for each named executive officer is equal to the grant date fair value of the stock award granted to the executive, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. All stock awards vested immediately upon grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – 2016

No equity awards were held by the named executive officers at December 31, 2016.

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EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2016

The following table addresses shares underlying outstanding stock options, and the number of additional shares available for grant under our 2015 Equity Compensation Plan, which currently is our only active equity compensation plan.

	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	100,000	$1.22	422,500

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning ownership of our common stock as of March 31, 2017 (unless otherwise noted) by (i) each shareholder that has indicated in public filings that the shareholder beneficially owns more than five percent of our common stock; (ii) each director and each nominee for election as a director; (iii) each executive officer named in the Summary Compensation Table above; and (iv) all directors and executive officers as a group. Except as otherwise noted, each person listed below, either alone or together with members of the person’s family sharing the same household, had sole voting and investment power with respect to the shares listed next to the person’s name.

Name	Shares Beneficially Owned		Percent of Class (1)
Peter G. Dornau	4,742,870	(2)	51.9%
Jeffrey S. Barocas	153,531		1.7%
William W. Dudman	237,110		2.6%
Gregor M. Dornau	437,460		4.8%
James M. Kolisch	67,266	(3)	*
John B. Turner	80,594	(4)	*
Diana Mazuelos Conard	1,000		*
Kimberly A. Krause	-		*
PVAM Perlus Microcap Fund L.P.	501,440	(5)	5.5%
All directors and officers as a group (8 persons)	5,719,831	(6)	62.5%

*   Less than one percent.

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(1)	Applicable percentage of ownership is based on 9,146,937 shares of our common stock outstanding as of March 31, 2017. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our common stock issuable upon the exercise of stock options that are exercisable currently or within 60 days of March 31, 2017 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 4,477,628 shares held by the Peter Dornau Family, LLC, a Florida limited liability company of which Mr. Peter Dornau is the sole managing member. Mr. Dornau's address is Ocean Bio-Chem, Inc., 4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314. The Peter Dornau Family LLC's address is c/o Peter G. Dornau, at the address listed in the previous sentence.

(3)	Includes 25,000 shares that are subject to currently exercisable stock options.

(4)	Includes 25,000 shares that are subject to currently exercisable stock options.

(5)	The investments of PVAM Perlus Microcap Fund L.P. are managed by Pacific View Asset Management (UK) LLP ("PVAM LLP"), of which PVAM Holdings Ltd. ("PVAM Holdings") is the managing member. PVAM LLP exercises voting power and shares dispositive control over the shares listed in the table and PVAM Holdings shares indirect voting and dispositive power over the shares. Each of PVAM LLP and PVAM Holdings disclaims beneficial ownership of the shares listed in the table. The principal business office address of PVAM Perlus Microcap Fund L.P. is 5th Floor, 37 Esplanade, St. Helier, Jersey, Channel Islands JE1 2TR. The principal business office address of PVAM LLP is North Hall Farm Road, North Hall Road, Quendon, Essex, United Kingdom CB113XP. The principal business office address of PVAM Holdings is 600 Montgomery Street, 6th Floor, San Francisco, California 94111. The information in the table and this footnote is derived from an amendment to Schedule 13G filed by PVAM Perlus Microcap Fund L.P., PVAM LLP and PVAM Holdings with the Securities and Exchange Commission on January 27, 2016, reporting beneficial ownership as of December 31, 2015. The number of shares held by such reporting persons may have changed subsequent to December 31, 2015.

(6)	Includes 50,000 shares that are subject to currently exercisable stock options.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

During 2016, as in previous years, we sold products to companies affiliated with Peter G. Dornau, our Chairman, President and Chief Executive Officer. The affiliated companies distribute the products outside of the United States and Canada. We also provide administrative services to these companies. In 2016, sales to the affiliated companies aggregated approximately $1,850,000, and administrative fees aggregated approximately $621,000. At December 31, 2016, we had accounts receivable from the affiliated companies of approximately $1,190,000 in connection with the product sales and administrative services. Transactions with the affiliated companies were made in the ordinary course of business. While the terms of the sales to the affiliated companies differed from the terms of sales to other customers, the affiliated companies bear their own warehousing, distribution, advertising, selling and marketing costs, as well as their own freight charges (we pay freight charges in connection with sales to our domestic customers on all but small orders). Moreover, we do not pay sales commissions with respect to products sold to the affiliated companies. As a result, we believe our profit margins with respect to sales of our products to the affiliated companies are similar to the profit margins we realize with respect to sales of the same products to our larger domestic customers. Management believes that the sales transactions did not involve more than normal credit risk or present other unfavorable features.

An entity that is owned by Mr. Peter G. Dornau provides several services to us. Under this arrangement, in 2016 we paid the entity $42,000 for research and development services, $25,000 for the production of television commercials and $9,000 for charter boat services used in connection with entertainment of our customers.

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We lease our executive offices and warehouse facilities in Fort Lauderdale, Florida from an entity controlled by Mr. Peter Dornau. The lease, as renewed through December 31, 2023, requires an annual minimum base rent of $94,800 and provides for a maximum annual 2% increase in subsequent years, although the leasing entity has not raised the minimum base rent since we entered into the initial lease in 1988. Additionally, the leasing entity is entitled to reimbursement of all taxes, assessments, and any other expenses that arise from ownership. Each of the parties to the lease has agreed to review the terms of the lease every three years if requested by the other party. Rent expense under the lease during 2016 was approximately $97,000. We believe that our rental payments under the lease are below prevailing market rates.

James M. Kolisch, one of our directors, is Regional Executive Vice President of USI Insurance Services, an entity from which we source most of our insurance needs at an arm’s length competitive basis. In 2016, we paid an aggregate of approximately $697,000 in insurance premiums on policies obtained through USI Insurance Services, Inc.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its oversight of the integrity of Ocean Bio-Chem, Inc.’s financial statements and compliance with legal and regulatory requirements. Management has responsibility for preparing the financial statements and for the financial reporting process. In addition, management has the responsibility to assess the effectiveness of Ocean Bio-Chem, Inc.’s internal control over financial reporting. EisnerAmper LLP, Ocean Bio-Chem, Inc.’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of Ocean Bio-Chem’s audited financial statements to accounting principles generally accepted in the United States of America and on whether the financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Ocean Bio-Chem, Inc.

In this context, the Audit Committee has:

(1)	reviewed and discussed with management and EisnerAmper LLP the audited financial statements and management’s evaluation of Ocean Bio-Chem, Inc.’s internal control over financial reporting.

(2)	discussed with EisnerAmper LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”

(3)	received the written disclosures and the letter from EisnerAmper LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper LLP’s communications with the Audit Committee concerning independence, and has discussed with EisnerAmper LLP that firm’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Ocean Bio-Chem, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Diana Mazuelos Conard, Chairperson

Kimberly A. Krause

John B. Turner

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PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected EisnerAmper LLP (“EisnerAmper”) as our independent registered public accounting firm for 2017. Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of EisnerAmper to our shareholders for ratification to enable shareholders to participate in this important decision. If our shareholders do not ratify the Audit Committee’s selection, the Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee may select a different independent registered public accounting firm at any time during the year if it determines that selection of a different firm would be in the best interests of our company. Representatives of EisnerAmper are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

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The Board of Directors recommends a vote FOR ratification of the appointment of EisnerAmper.

Fees Paid to Independent Registered Public Accounting Firm

Fees related to the 2016 and 2015 fiscal years payable to EisnerAmper and Goldstein Schechter Koch P.A., (“GSK”), respectively, are set forth in the table below:

	2016	2015
Audit Fees	$79,050	$74,230
Audit Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$79,050	$74,230

Information Regarding Prior Independent Registered Public Accounting Firms

Prior to August 16, 2016, GSK was engaged by the Company as the Company’s independent registered public accounting firm. On August 16, 2016, the practice of GSK was combined with BDO USA, LLP (“BDO”), and the professional staff and partners of GSK joined BDO, either as employees or partners of BDO. As a result, effective August 16, 2016, GSK is no longer serving as the Company’s independent registered public accounting firm. GSK’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2015 and 2014 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2015 and 2014, and through August 16, 2016, there was no disagreement between the Company and GSK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of GSK, would have caused GSK to make reference to the subject matter of the disagreement in its reports; and during the years ended December 31, 2015 and 2014, and through August 16, 2016, there were no reportable events, as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K. The Company requested that GSK furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter, dated August 22, 2016, was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on August 22, 2016.

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On October 28, 2016, the Audit Committee engaged BDO as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2016. During the years ended December 31, 2014 and 2015, and the subsequent interim period through October 28, 2016, neither the Company nor anyone acting on its behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On February 21, 2017, the Audit Committee dismissed BDO as the Company's independent registered public accounting firm. BDO was engaged by the Company on October 28, 2016 and did not issue a report on the Company’s consolidated financial statements as of, and for the fiscal year ended, December 31, 2016. From October 28, 2016 through February 21, 2017, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement in its report; or (ii) reportable events, as defined in Item 304 (a)(1)(v) of Regulation S-K. The Company requested that BDO furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements contained in this paragraph. A copy of that letter, dated February 23, 2017, was filed as Exhibit 16.1 to Amendment No. 1 to the Company’s Current Report on Form 8-K, filed on Form 8-K/A on February 24, 2017.

On February 22, 2017, the Audit Committee engaged EisnerAmper as the Company’s independent registered public accounting firm to audit the Company’s financial statements as of, and for the fiscal year ended, December 31, 2016. During the years ended December 31, 2015 and 2016, and the subsequent interim period through February 21, 2017, neither the Company nor anyone acting on its behalf has consulted EisnerAmper regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

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PROPOSAL 3. ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Specifically, these rules address the information we must provide in the compensation tables and related disclosures included in this proxy statement.

As indicated in the compensation tables included in this proxy statement, we have structured our compensation program to reflect the size of our operations. While we believe that our executive compensation is modest, we design our compensation with a view towards retaining our executives, motivating them to devote their efforts towards profitable growth of our businesses and aligning their interests with those of our shareholders.

Accordingly, the Board recommends that our shareholders vote in favor of the following resolution:

RESOLVED, that the shareholders of Ocean Bio-Chem, Inc. approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related materials disclosed in the proxy statement for the 2017 Annual Meeting.

This is an advisory vote, which means that the shareholder vote is not binding on us. Nevertheless, we value the opinions expressed by our shareholders and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote FOR approval of the compensation of our named executive officers

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy delivery requirements for proxy statements and annual reports to shareholders, with respect to two or more shareholders sharing the same address, by delivering a single copy of the materials addressed to those shareholders. This process, commonly referred to as “householding,” is designed to reduce duplicate printing and postage costs. We and some brokers may household annual reports to shareholders and proxy materials by delivering a single copy of the materials to multiple shareholders sharing the same address, unless contrary instructions have been received from the affected shareholders.

If a shareholder wishes in the future to receive a separate annual report to shareholders and proxy statement, or if a shareholder received multiple copies of some or all of these materials and would prefer to receive a single copy in the future, the shareholder should submit a request to the shareholder’s broker if the shares are held in a brokerage account or to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314, telephone (954) 587-6280, if the shares are registered in the name of the shareholder. We will send additional copies of the relevant material following receipt of a request for additional copies.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Under Section 16(a) of the Securities Exchange Act of 1934, our directors, our executive officers and persons holding more than ten percent of our common stock are required to file with the Securities and Exchange Commission initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us, all of these filing requirements were satisfied for 2016.

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SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with SEC rules, wishes to present a proposal for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting must submit the proposal to our Corporate Secretary, Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, FL 33314. Shareholder proposals for inclusion in our proxy statement for the 2018 Annual Meeting must be received on or before December 22, 2017 and must comply in all other respects with applicable SEC rules.

Any shareholder who wishes to propose any business to be considered by the shareholders at the 2018 Annual Meeting of Shareholders other than a proposal for inclusion in the proxy statement pursuant to the SEC’s rules, or who wants to nominate a person for election to the board of directors at that meeting, must notify our Corporate Secretary in writing and provide the specified information described in our Bylaws concerning the proposed business or nominee. The notice must be delivered to or mailed to the address set forth in the preceding paragraph and received at our principal executive offices no earlier than January 19, 2018 and no later than February 18, 2018. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to our Corporate Secretary at the address set forth in the preceding paragraph.

OTHER BUSINESS

We are not aware of any matters, other than as indicated above, that will be presented for action at the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote such proxy in their discretion on such matters.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and schedules thereto filed with the SEC, but excluding exhibits, are available without charge to shareholders upon written request addressed to Corporate Secretary, Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Ft. Lauderdale, FL 33314. The Form 10-K includes a list of exhibits to the Form 10-K. Copies of exhibits will be furnished to shareholders upon written request and upon payment of reproduction and mailing expenses.

Ft. Lauderdale, Florida

April 21, 2017

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OCEAN BIO-CHEM INC.

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IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

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MR A SAMPLE
DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 3:00 a.m., EST, on May 19, 2017.

Vote by Internet

- Go to **www.investorvote.com/OBCI**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" the nominees listed below and "FOR" Proposals 2 and 3.

1. Election of Directors:

01 - Jeffrey S. Barocas	02 - Diana Mazuelos Conard	03 - Gregor M. Dornau
04 - Peter G. Dornau	05 - William W. Dudman	06 - James M. Kolisch
07 - Kimberly A. Krause	08 - John B. Turner	

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark the box to the left and the numbered box(es) to the right that correspond to the number(s) preceding the name(s) of the nominee(s) for whom authority to vote is withheld.

01	02	03	04	05	06	07	08
☐	☐	☐	☐	☐	☐	☐	☐

Note: This proxy also delegates discretionary authority to vote on such other business as may properly come before the meeting and any postponements or adjournments thereof.

B Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below

Please sign exactly as your name or names appear on this proxy card. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND (IF APPLICABLE) C ON BOTH SIDES OF THIS CARD.

C 1234567890 J N T

1 U P X 3 2 8 0 7 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — OCEAN BIO-CHEM, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — MAY 19, 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints Peter G. Dornau and Jeffrey S. Barocas and each of them as proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Ocean Bio-Chem, Inc. to be held at 4041 S.W. 47th Avenue, Fort Lauderdale, Florida 33314 on May 19, 2017 at 10:00 a.m., Eastern Daylight Time, and at any adjournments or postponements thereof, subject to the instructions set forth on this proxy.

The shares represented by this proxy will be voted in accordance with the instructions provided. If no instructions are provided, the shares represented by this proxy will be voted FOR the election of the nominees named in proposal 1, and FOR proposals 2 and 3. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournments or postponements thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

C Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND (IF APPLICABLE) C ON BOTH SIDES OF THIS CARD.